Exhibit 31.1

CERTIFICATION

I, Tom J. Berman, President and Chief Executive Officer of Nano Magic Inc, certify that: (1) I have reviewed this Amendment No. 1 to the annual report on Form 10-K for the year ended December 31, 2019 of Nano Magic Inc.; and (2) based on my knowledge, this report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, misleading with respect to the period covered by this report.

Date: May 15, 2020

/s/ Tom J. Berman
Tom J. Berman, President & Chief Executive Officer